UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): June 7, 2012

ORIENT-EXPRESS HOTELS LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16017 (Commission file number)	98-0223493 (I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

441-295-2244
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Registrant convened and held an annual general meeting of shareholders on June 7, 2012.  The holders of class A and B common shares, voting together, (i) elected nine directors of the Registrant, (ii) approved an amendment to the Registrant’s 2009 Share Award and Incentive Plan and (iii) appointed Deloitte LLP (“Deloitte”) as the Registrant’s independent registered public accounting firm until the close of the 2013 annual general meeting and authorized the Audit Committee of the Board of Directors of the Registrant to fix Deloitte’s remuneration. A brief description of each matter and the number of votes on each matter are as follows:

(1)  Election of nine directors, to constitute the entire Board of Directors, serving until the 2013 annual general meeting:

Name	For	Withheld	Broker Non-Votes
Harsha V. Agadi	21,815,721	3,842,162	435,531
John D. Campbell	20,789,786	4,868,097	435,531
Mitchell C. Hochberg	21,191,590	4,466,293	435,531
Ruth Kennedy	25,424,052	233,831	435,531
Prudence M. Leith	21,323,302	4,334,581	435,531
J. Robert Lovejoy	21,214,412	4,443,472	435,531
Jo Malone	25,423,822	234,061	435,531
Philip R. Mengel	21,733,017	3,924,866	435,531
Georg R. Rafael	21,807,634	3,850,249	435,531

(2)  Approval of an amendment to the Registrant’s 2009 Share Award and Incentive Plan to increase by 5,000,000 the number of class A common shares authorized for issuance under the plan:

For	Against	Abstain	Broker Non-Votes
23,963,391	1,693,548	944	435,531

(3)  Appointment of Deloitte as the Registrant’s independent registered public accounting firm until the close of the 2013 annual general meeting, and authorization of the Board’s Audit Committee to fix Deloitte’s remuneration:

For	Against	Abstain	Broker Non-Votes
25,701,677	391,176	561	N/A

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit
10.1	Registrant’s 2009 Share Award and Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.
Date: June 8, 2012	By:	/s/ Edwin S. Hetherington
Edwin S. Hetherington Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Registrant’s 2009 Share Award and Incentive Plan, as amended.